EXHIBIT 99 (D)

Province of British Columbia
Ministry of Energy and Mines
Mineral Tenure Act

                             FREE MINER CERTIFICATE

                                Not Transferable

                                                        Free Miner No.:  142255

         Client:  BRALORNE MINING COMPANY,

                           THE SUITE 114-2274 FOLKESTONE WAY
                           VANCOUVER BC Canada V7S2X7

         Date Of Issue:    1999/SEP/15

         Valid From:       1999/SEP/15

         Valid to:         2000/SEP/14

         Issued at:        Victoria, British Columbia

                                                         /s/  "Lynn Sam"
                                                  ------------------------------
                                                  (Signature of issuing officer)

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